UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2008

ACXIOM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

1 Information Way, P.O. Box 8180, Little Rock, Arkansas	72203-8180
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: On May 14, 2008, Acxiom Corporation (the “Company”) filed a Form 8-K (the “Initial 8-K”) concerning, among other things, the Company’s decision to amend and restate its previously issued audited consolidated financial statements and other financial information for the years ended March 31, 2006 and March 31, 2007, and the unaudited consolidated financial statements for the quarters ended June 30, 2007, September 30, 2007 and December 31, 2007 (the “Restatements”). This Form 8-K/A amends and restates the Initial 8-K in its entirety to correct certain typographical errors and to remove premature disclosures regarding the Restatements contained therein. The Company and its independent auditor continue to review the circumstances surrounding the Restatements and have yet to make a final determination as to the appropriate disclosure to be included under Item 4.02(a). Following final determination of the appropriate disclosure, the Company will disclose such information under Item 4.02(a) of Form 8-K.

Item 2.02.	Results of Operations and Financial Condition.

On May 14, 2008, Acxiom Corporation (the “Company”) issued a press release announcing the results of its financial performance for the fourth quarter of fiscal year 2008 and the year ended March 31, 2008. At 4:30pm (CDT) on the same day, the Company held a conference call to discuss this information further. The press release and a transcript of the conference call are furnished herewith as Exhibits 99.1 and 99.2, respectively.

The Company’s press release and other communications from time to time include certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

The attached press release utilizes a non-GAAP measure of free cash flow available to equity. Free cash flow available to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt. The Company’s management believes that this measure of free cash flow available to equity is superior to the previously reported free cash flow, since it represents the amount of money available for the Company’s discretionary spending after funding all required obligations including scheduled debt payments, and it therefore provides a useful measure of liquidity for assessing the amount of cash available for general corporate and strategic purposes. Free cash flow available to equity is reconciled to operating cash flow, the nearest comparable GAAP measure, in a schedule to the press release.

The attached press release also presents a schedule showing management’s calculation of full-year and fourth quarter diluted earnings per share on a non-GAAP basis by excluding the earnings-per-share impact of unusual items. Management believes this is a meaningful measure since unusual items are not indicative of the Company’s operations in the future. The non-GAAP measure of diluted earnings per share is reconciled to GAAP diluted earnings per share within the schedule, by disclosing the unusual items which have been excluded for the fourth quarter and full fiscal year.

The non-GAAP financial measures used by the Company in the attached press release may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Chief Operating Officer

Effective May 14, 2008, John A. Adams will become the Chief Operating Officer and Executive Vice President of the Company pursuant to an agreement entered into between the Company and Mr. Adams dated May 14, 2008 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Adams will serve as Chief Operating Officer and Executive Vice President of the Company until May 14, 2011, with such term renewable by the Company for one-year terms following the expiration of the initial term. Mr. Adams will receive an initial base salary of $500,000 per annum and will be eligible to receive a target cash bonus in an amount equal to 75% of his base salary during each contract year. In addition, pursuant to the terms of the Employment Agreement, the Compensation Committee (the “Committee”) of the Board of Directors has approved grants to be made to Mr. Adams on May 22, 2008 (the “Grant Date”) of 200,000 nonqualified stock options, 53,000 performance-based restricted stock units, and 27,000 time-vested restricted stock units.

The 200,000 stock options will be granted out of the 2005 Equity Compensation Plan of Acxiom Corporation (the “2005 Plan”). They will have a 10-year term, will have an exercise price equal to the fair market value of the Company’s common stock on the Grant Date, and will vest ratably over four years at the rate of 25% per year, beginning on the first anniversary of the Grant Date. With respect to the 53,000 performance-based restricted stock units, 50,000 units will be granted out of the 2005 Plan and 3,000 units will be granted out of the 2008 Nonqualified Equity Compensation Plan of Acxiom Corporation (the “Inducement Plan”), all of which awards shall vest three years from the Grant Date, provided the Company has achieved the financial objectives established by the committee. With respect to the 27,000 time-vested restricted stock units, all of such units will be granted out of the Inducement Plan, with the restrictions to lapse ratably over four years at the rate of 25% per year beginning on the first anniversary of the Grant Date.

The Employment Agreement is attached to this Current Report as Exhibit 10.1. The foregoing description of the Employment Agreement is qualified in its entirety by reference to Exhibit 10.1.

The Board of Directors has approved an amendment to the Inducement Plan, a copy of which is attached hereto as Exhibit 10.2, whereby the number of shares available for grant thereunder was increased from 525,000 to 605,000.

Prior to joining the Company, Mr. Adams was executive vice president of customer solutions for Eclipsys, a healthcare information software and services vendor. In that capacity, he was responsible for the company’s outsourcing and hosting units as well as a number of administrative functions. From 2003 – 2004, he served as chief financial officer for Exult, Inc., a human resources business process outsourcing company that was subsequently sold to Hewitt Associates during Mr. Adams’ tenure. From 2000 – 2003 Mr. Adams served as chief financial officer and vice president of AT&T Business Services, a subsidiary of AT&T Corporation. In this role, he led a successful restructuring of the subsidiary’s operations. Prior to that, Mr. Adams was employed by Electronic Data Systems Corporation (EDS) for 15 years, serving most recently as its vice president and controller, in which capacity he oversaw the accounting and finance functions for EDS worldwide. Mr. Adams, a British citizen, is a member of the Institute of Chartered Accountants in England and Wales. He holds a bachelor of arts degree with honors in economics from the University of Exeter, England.

(e)	Entry into Material Agreement with a Named Executive Officer

Item 5.02(c) above is incorporated by reference herein, to the extent that it describes the Company’s entry into a material agreement with a named executive officer.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

10.1	Employment Agreement dated May 14, 2008 between the Company and John A. Adams
10.2	2008 Nonqualified Equity Compensation Plan of Acxiom Corporation
99.1	Press Release of the Company dated May 14, 2008 announcing fourth quarter and full year earnings for fiscal year 2008
99.2	Transcript of the Company’s fourth quarter and full year fiscal 2008 earnings call held at 4:30pm (CDT) on May 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 15, 2008

ACXIOM CORPORATION

By:    /s/ Jerry C. Jones

Name:	Jerry C. Jones
Title:	Business Development/Legal Leader

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated May 14, 2008 between the Company and John A. Adams
10.2	2008 Nonqualified Equity Compensation Plan of Acxiom Corporation
99.1	Press Release of the Company dated May 14, 2008 announcing fourth quarter and full year earnings for fiscal year 2008
99.2	Transcript of the Company’s fourth quarter and full year fiscal 2008 earnings call held at 4:30pm (CDT) on May 14, 2008